UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2010

KRAFT FOODS INC.

(Exact name of registrant issuer as specified in its charter)

Virginia	1-16483	52-2284372
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Three Lakes Drive, Northfield, IL	60093-2000
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 646-2000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 4, 2010, Kraft Foods Global, Inc., Kraft Foods Global Brands LLC, Kraft Pizza Company and Kraft Canada Inc. (each a direct or indirect subsidiary of Kraft Foods Inc., and collectively, “Kraft Foods”), and Nestlé USA, Inc. (“Nestlé”) entered into an Asset Purchase Agreement (the “Agreement”). Pursuant to the Agreement, Kraft Foods has agreed to sell the assets of its frozen pizza products and certain related frozen food products business (the “Business”) to Nestlé for $3.7 billion in cash, subject to a post-closing adjustment for inventory of the Business at closing.

The Agreement contains customary representations and warranties relating to the Business and covenants relating to the sale. In addition, Kraft Foods will retain and has agreed to indemnify Nestlé for liabilities of the Business arising prior to the close of the sale and certain other potential liabilities, including environmental liabilities.

The sale is subject to certain closing conditions, including the expiration or termination of any required waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the Competition Act (Canada) and the absence of certain legal impediments to the consummation of the transaction.

The above description of the Agreement and the sale of the Business is not complete and is qualified in its entirety by reference to the terms and conditions of the Agreement, a copy of which is filed as Exhibit 2.1 to this report and incorporated herein by reference.

The Agreement has been included to provide security holders with information regarding its terms. It is not intended to provide any other factual information about Kraft Foods or Nestlé. The Agreement contains representations and warranties that Kraft Foods, on one hand, and Nestlé, on the other hand, made to and solely for the benefit of each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contract between the parties to the Agreement and may be subject to important qualifications and limitations agreed by the parties in connection with negotiating the terms of the contract or contained in confidential disclosure schedules. These disclosure schedules modify, qualify or create exceptions to the representations and warranties set forth in the Agreement. Moreover, some of those representations and warranties (i) may not be accurate or complete as of any specified date and are modified, qualified and created in important part by the underlying disclosure schedules, (ii) may be subject to a contractual standard of materiality different from those generally applicable to security holders or (iii) may have been used for the purpose of allocating risk between the parties to the Agreement rather than establishing matters as facts. For the foregoing reasons, the representations and warranties should not be relied upon as statements of factual information. Security holders are not third-party beneficiaries under the Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Kraft Foods or Nestlé. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in Kraft Foods’ public disclosures.

Item 8.01.	Other Events.

On January 5, 2010, Kraft Foods issued a press release announcing its agreement to sell the Business to Nestlé. A copy of the press release is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	Asset Purchase Agreement, dated January 4, 2010, by and among Kraft Foods Global, Inc., Kraft Foods Global Brands LLC, Kraft Pizza Company, Kraft Canada Inc. and Nestlé USA, Inc. (pursuant to Item 601(b)(2) of Regulation S-K, annexes and schedules to the Asset Purchase Agreement have been omitted; annexes and schedules will be supplementally provided to the SEC upon request).

99.1	Kraft Foods Inc. Press Release, dated January 5, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kraft Foods Inc.

By:	/s/ CAROL J. WARD
Name:	Carol J. Ward
Title:	Vice President and Corporate Secretary

Date: January 6, 2010

EXHIBIT INDEX

Exhibit No.	Description
2.1	Asset Purchase Agreement, dated January 4, 2010, by and among Kraft Foods Global, Inc., Kraft Foods Global Brands LLC, Kraft Pizza Company, Kraft Canada Inc. and Nestlé USA, Inc. (pursuant to Item 601(b)(2) of Regulation S-K, annexes and schedules to the Asset Purchase Agreement have been omitted; annexes and schedules will be supplementally provided to the SEC upon request).

99.1	Kraft Foods Inc. Press Release, dated January 5, 2010.

4